EXHIBIT 99.1

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Evelyn Mitchell                        Dana Nolan
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Regions Financial Agrees to Sell Insurance Business to BB&T Insurance Holdings

BIRMINGHAM, Ala. - April 6, 2018 - Regions Financial Corporation (NYSE:RF) announced today that it has entered into a definitive agreement to sell its Regions Insurance Group, Inc. subsidiary (Regions Insurance) to BB&T Insurance Holdings.

“This transaction supports our efforts to streamline our company and focus on businesses where we can add the most value for our clients, associates and shareholders,” said Grayson Hall, Chairman and CEO of Regions Financial. “This sale demonstrates our ongoing strategic planning and capital allocation process in action and aligns with our Simplify and Grow strategic priority.”

Regions Insurance is a licensed insurance broker ranked among the top 35 U.S. insurance brokers. Regions Insurance offers comprehensive insurance solutions and risk management services for businesses and individuals through more than 600 insurance professionals in 30 offices throughout the Southeast, Texas, and Indiana.

BB&T Insurance Holdings, the fifth largest insurance broker in the U.S. and internationally, is a wholly owned subsidiary of BB&T Corporation. BB&T Insurance Holdings operates more than 200 offices through subsidiaries BB&T Insurance Services, BB&T Insurance Services of California, McGriff, Seibels & Williams, CRC Insurance Services, Crump Life Insurance Services and AmRisc, LLC.

“I am excited about the opportunity to bring together Regions’ attributes as a leading insurance brokerage in the Southeast, Texas and Indiana, and the strength of BB&T Insurance Holdings, an industry leader,” said Rick Ulmer, President and CEO of Regions Insurance. “Regions’ experienced insurance professionals will have access to additional capabilities to meet the risk management needs of our clients. We are committed to continuing to provide seamless and high-touch service as we join forces with BB&T Insurance Holdings over the coming months.”

Financial details related to the transaction were not disclosed. The capital generated from this transaction at the time of closing is expected to be used to repurchase shares of common stock, subject to review and non-objection by the Federal Reserve as part of the 2018 Comprehensive Capital Analysis and Review. Completion of the transaction is subject to regulatory approval and is anticipated to close in the third quarter of 2018.

Morgan Stanley & Co. LLC and Regions Securities LLC served as financial advisors and Maynard, Cooper & Gale, P.C. served as legal counsel to Regions Financial on this transaction.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $124 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,500 banking offices and 1,900 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions Financial’s current views with respect to future events and financial performance. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may,” “could,” “should,” “can” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Regions Financial’s actual results to differ from those described in the forward-looking statements include the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; delays in closing the transaction; and risks identified in Regions Financial’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

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